EXHIBIT 10.1

December 17, 2012

Multi Solutions II, Inc.
100 SE 2nd Street, 32nd Floor
Miami, FL 33131

Re: Amendment No. 1 to Revolving Credit Promissory Note

Reference is made to the Revolving Credit Promissory Note (the "Revolver") dated April 23, 2012 in consideration of the mutual agreements and covenants contained and other good and valuable consideration, the parties hereto agree to increase the Commitment Amount, as defined in the Revolver, from $150,000 to $200,000.

IN WITNESS WHEREOF, the parties hereto have caused the Amendment No. 1 to the Revolving Credit Promissory Note to be duly executed and attested, all as of the date first written above.

BORROWER:

MULTI SOLUTIONS II, INC., a Florida Corporation

By:	/s/ Robert M. Lundgren
	Name:	Robert M. Lundgren
Director

LENDER:

VECTOR GROUP LTD., a Delaware Corporation

By:	/s/ Marc N. Bell
	Name:	Marc N. Bell
Vice President, General Counsel and Secretary